UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934
                      January 25, 2008
Date of Report (Date of earliest event reported)

MOLEX INCORPORATED
(Exact name of registrant as specified in its charter)

Delaware	0-7491	36-2369491
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)
2222 Wellington Court, Lisle, Illinois 60532
(Address and zip code of principal executive offices)
                   (630) 969-4550
(Registrant’s telephone number, including area code)
N/A
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):
☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers
Item 9.01 Financial Statements and Exhibits
SIGNATURES
EXHIBIT INDEX
Summary of Non-Employee Director Compensation

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.
On January 25, 2008, the Board of Directors (the “Board”) of Molex Incorporated (“Molex”) increased the size of the Board to 13 members and elected Joe W. Laymon as a Class I member of the Board. Mr. Laymon, 55, is Group Vice President, Corporate Human Resources and Labor Affairs, for Ford Motor Company. Mr. Laymon previously served on Molex’s board from 2002 to 2006. Mr. Laymon joined Ford Motor Company as executive director, Human Resources Business Operations in March 2000 and was promoted to his present position in 2004. Prior to joining Ford, he held senior human resources positions at Xerox Corporation and Eastman Kodak. The Board also appointed Mr. Laymon as a member of the Compensation Committee.
There is no arrangement or understanding with any person pursuant to which Mr. Laymon was selected as a director, and he is not a party to any transaction requiring disclosure under Item 404(a) of Regulation S-K. Mr. Laymon’s compensation for his service as a non-employee director will be consistent with that of Molex’s other non-employee directors as described in Exhibit 99.1 hereto.
Item 9.01 Financial Statements and Exhibits
(d)     Exhibits.
          Exhibit 99.1 Summary of Non-Employee Director Compensation
SIGNATURES
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

MOLEX INCORPORATED
Date: January 28, 2008	By:	/s/ ANA G. RODRIGUEZ
Ana G. Rodriguez
Vice President, Co-General Counsel & Secretary

EXHIBIT INDEX

Exhibit No.	Description

Exhibit 99.1	Summary of Non-Employee Director Compensation